UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 19, 2022

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Hughes Landing Boulevard,

Suite 200

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 365-2257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2022, Spartan Energy Services LLC (“Spartan” or the “Borrower”), a Delaware limited liability company and direct, wholly-owned subsidiary of Treating Holdco LLC (“Treating Holdco”), and Treating Holdco, a Delaware limited liability company and indirect, wholly-owned subsidiary of CSI Compressco LP (the “Partnership”), entered into that certain Second Amendment to Loan, Security and Guaranty Agreement (the “Second Amendment”) with the Lenders (as defined below) party thereto, and Bank of America, N.A., in its capacity as agent for the Lenders (in such capacity, “Administrative Agent”).

The Second Amendment amends and modifies that certain Loan, Security and Guaranty Agreement dated as of January 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among the Borrower, the other loan parties party thereto from time to time, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the Administrative Agent. The Second Amendment provided for changes and modification to the Loan Agreement as set forth therein, which include, among other things, the extension of the Termination Date (as defined in the Loan Agreement) from January 29, 2024 to October 17, 2025.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required, the information regarding the Second Amendment set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2022, Spartan Energy Holdco LLC (the “Sole Member”), the sole member of CSI Compressco GP LLC (the “General Partner”), the general partner of the Partnership, increased the size of the Board of Directors of the General Partner (the “Board”) from seven members to eight members and appointed Michael J. Tucker as a member of the Board. The Board has determined that Mr. Tucker is independent as defined in the listing standards of the Nasdaq Stock Market (the “Nasdaq”) and Section 10A of the Securities Exchange Act of 1934, as amended.

There are no arrangements, agreements or understandings between the Partnership and Mr. Tucker pursuant to which he was selected as a director. Mr. Tucker does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. He will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors.

Item 8.01	Other Events.

On October 20, 2022, the Board declared a cash distribution attributable to the quarter ended September 30, 2022 of $0.01 per outstanding common unit, which is equal to the previous quarterly distribution. The distribution will be paid on November 14, 2022 to the Partnership’s unitholders of record as of the close of business on October 31, 2022.

On October 21, 2021, the Partnership announced that it plans to publicly release its third quarter financial results on Thursday, November 3, 2022, and hold a conference call at 10:30 a.m. Eastern Time on that day to discuss the financial results.

A copy of the news release announcing the cash distribution is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Loan, Security and Guaranty Agreement, dated October 19, 2022, by and among Spartan Energy Services LLC, Treating Holdco LLC, Bank of America, N.A., as agent for the lenders, and the lenders party thereto.

99.1	News Release dated October 21, 2022 issued by CSI Compressco LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

	By:	CSI Compressco GP LLC,
its general partner

Date: October 21, 2022	By:	/s/ John E. Jackson
John E. Jackson
Chief Executive Officer